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                                                                     EXHIBIT 5.1

                 [LETTERHEAD OF SIDLEY AUSTIN BROWN & WOOD LLP]


                                 March 1, 2005





Whitehall Jewellers, Inc.
155 N. Wacker Drive, Suite 500
Chicago, Illinois  60606

                  Re: 400,000 Shares of Common Stock, $.001 par value per share, and Associated Preferred Stock Purchase Rights

Ladies and Gentlemen:

                  We refer to the Registration Statement on Form S-8 (the "Registration Statement") being filed by Whitehall Jewellers, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 400,000 shares of common stock, $.001 par value per share, of the Company (the "Plan Shares"), together with 400,000 Preferred Stock Purchase Rights of the Company (the "Rights") associated therewith, to be issued under the Company's 1997 Long-Term Incentive Plan, as amended (the "Plan"). The terms of the Rights are set forth in the Amended and Restated Stockholders Rights Agreement dated as of April 28, 1999 (the "Rights Agreement") between the Company and LaSalle Bank National Association, as Rights Agent.

                  In rendering this opinion letter, we have examined and relied upon a copy of the Plan and the Registration Statement. We have also examined and relied upon originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of governmental officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

                  Based on the foregoing, we are of the opinion that:

                  1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

                  2. The Plan Shares will be legally issued, fully paid and nonassessable when: (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) the Plan Shares shall have been duly issued and delivered in the manner contemplated by the Plan; and (iii) certificates representing the Plan Shares shall have been duly executed, countersigned and registered and duly delivered to the persons entitled thereto against receipt of the agreed consideration therefor (not less than the par value thereof) in accordance with the Plan.

                  3. The Rights associated with the Plan Shares will be legally issued when: (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) such Rights have been duly issued in accordance with the terms of the Rights Agreement; and (iii) certificates representing the Plan Shares shall have been duly executed, countersigned and registered and duly delivered to the persons entitled thereto against receipt of the agreed consideration therefor (not less than the par value thereof) in accordance with the Plan.

                  This opinion letter is limited to the General Corporation Law of the State of Delaware.

                  We do not find it necessary for the purposes of this opinion letter to cover, and accordingly we express no opinion as to, the application of the securities or "Blue Sky" laws of the various states or the District of Columbia to the issuance of the Plan Shares or the associated Rights.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.

                                        Very truly yours,

                                        /s/ SIDLEY AUSTIN BROWN & WOOD LLP